June, 2013

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C.  20549

Re:  Authorization to Sign Section 16 and Rule 144 Forms

I am a Senior Vice President of General Electric Company and, until further written notice, I hereby individually authorize Christoph Pereira,

Chief Corporate, Securities and Finance Counsel, Lori Zyskowski,

Executive Counsel, Corporate, Securities and Finance,

Aaron K. Briggs, Corporate, Securities and Finance Counsel and

Eliza W. Fraser, Associate Corporate Counsel to sign on my behalf any Form 3, Form 4, Form 5, Form 144 or related form that I have filed or may file hereafter in connection with my direct or indirect beneficial ownership of General Electric Company securities, and to take any other action of any type whatsoever in connection with the foregoing which in his or her opinion may be of benefit to, in the best interest of, or legally required by me.

Very truly yours,

S/Jeffrey S. Bornstein

Jeffrey S. Bornstein

Notarization or similar acknowledgement:

s/Marylena Antonelli

Name: Marylena Antonelli

Notary Public

State of Connecticut

My Commission Expires May 31, 2016